CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the captions, "Financial Highlights", "Disclosure of Portfolio Holdings", "Independent Registered Public Accounting Firm", and "Financial Statements" in the Post-Effective Amendment No. 37 to the Registration Statement (Form N-1A No. 333-62270) and related Prospectuses and Statements of Additional Information of the Henderson European Focus Fund, Henderson Global Equity Income Fund, Henderson Global Opportunities Fund, Henderson Global Technology Fund, Henderson International Opportunities Fund, Henderson Japan-Asia Focus Fund, and Henderson Worldwide Income Fund, series of the Henderson Global Funds, and to the incorporation by reference therein of our report dated September 25, 2009, with respect to the financial statements of the Henderson Global Funds included in its Annual Report for the year ended July 31, 2009, filed with the Securities and Exchange Commission.


                                                           /s/ ERNST & YOUNG LLP

Chicago, Illinois
November 24, 2009